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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Annual Report on Form 10-K of our report, dated June 14, 1996, on our audits of the financial statements of St. Charles Gaming Company, Inc., as of April 30, 1996 and 1995 and for the years ended April 30, 1996 and 1995 and for the period from June 25, 1993 (acquisition date) to April 30, 1994. We also consent to the incorporation by reference in the registration statements of Crown Casino Corporation and subsidiaries on Form S-8 (File No. 33-59519 and File No. 33-59527) of our report dated August 6, 1996, on our audits of the consolidated financial statements and financial statement schedule of Crown Casino Corporation and subsidiaries as of April 30, 1996 and 1995, and for the years ended April 30, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K and of our report dated June 14, 1996, on our audits of the financial statements of St. Charles Gaming Company, Inc., as of April 30, 1996 and 1995 and for the years ended April 30, 1996 and 1995 and for the period from June 25, 1993 (acquisition date) to April 30, 1994.




Dallas, Texas                                          Coopers & Lybrand L.L.P.
August 9, 1996